Exhibit 99.1

Ducommun Incorporated Acquires

Magnetic Seal Corporation

Market Leader of Proprietary Magnetic Seals for Critical A&D Applications

Strengthening the Company’s Position in Niche Engineered Products

SANTA ANA, Calif., December 16, 2021 (GLOBE NEWSWIRE) — Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) announced that today, it completed the acquisition of Magnetic Seal Corporation (“MagSeal”), based in Warren, Rhode Island.

Founded in 1954 by George E. Colby and Robert L. Stevenson, MagSeal revolutionized the mechanical seal industry with the introduction of its proprietary magnetic seals by incorporating permanent magnets into their design and manufacture. MagSeal has since evolved into a leading provider of high-impact, military-proven magnetic seals for critical systems in aerospace and defense applications, offering sealing solutions that are engineered to perform in high-speed, high-vibration and other challenging environments. Today, MagSeal solutions are engineered to outperform in the most extreme conditions. MagSeal supplies sealing solutions to every branch of the U.S. military and is entrenched on more than 50 commercial and military aircraft programs including the AH-64 Apache and CH-53K helicopters, F-15 and F-18 fighter jets, C-130 transports, A320, B737 and Cessna Citation jets.

“I am delighted to welcome the MagSeal business and its team to Ducommun as we continue our strategy of adding high value added A&D engineered products with recurring aftermarket to our portfolio,” said Stephen G. Oswald, chairman, president and chief executive officer of Ducommun Incorporated. “MagSeal is an excellent business with a strong reputation and further advances the company’s industry offering and I look forward to the many years of growth ahead.”

“We are excited to join the Ducommun family. MagSeal’s combined knowledge, experience and expertise to design, prototype, value engineer and manufacture aerospace quality seal solutions will complement Ducommun’s existing portfolio of engineered products for the defense industry. With Ducommun, MagSeal expects to accelerate its growth and expand its focus on innovative offerings to meet the needs of an evolving military,” said Robert Garde, MagSeal’s president.

Ducommun financed the acquisition by utilizing cash on hand and a portion of its existing revolving credit facility.

Advisors

Winston & Strawn, LLP served as legal advisor to Ducommun and Houlihan Lokey served as financial advisor to MagSeal.

About Ducommun Incorporated

Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems—to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit ducommun.com.

About Magnetic Seal Corp.

For over 60 years MagSeal has been the trusted supplier of specialty magnetic seals for critical systems. Respected for their design, quality, and durability, MagSeals have been the seal of choice for special situations where conventional seal designs fall short of expectations. For more information, please visit https://www.magseal.com/.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to the acquisition of Magnetic Seal Corporation discussed above, including statements relating to Ducommun’s expectations relating to the acquisition being complementary to its existing portfolio and accelerating its growth. The Company generally use the words “believe,” “expect,” and similar expressions in this press release to identify forward-looking statements. These statements are based on assumptions currently believed to be valid, but they involve risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in the forward looking statements. Important uncertainties that could cause the Company’s actual results to differ from those expressed in the forward looking statements are identified in our reports filed with the SEC, including the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K. The forward looking statements included in this press release are made only as of the date of this press release, and Ducommun does not undertake any obligation to (and expressly disclaims any such obligation to) update the forward looking statements to reflect subsequent events or circumstances.

Contacts

Chris Wampler, Vice President, Chief Financial Officer, Controller and Treasurer

657.335.3665, CWampler@ducommun.com

Suman Mookerji, Vice President, Corporate Development and Investor Relations

657.335.3665, SMookerji@ducommun.com

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